Exhibit 3.1

AMENDED AND RESTATED BY-LAWS OF
TONGLI PHARMACEUTICALS (USA), INC.
(a Delaware corporation)

Adopted effective as of April 11, 2011

           These Amended and Restated Bylaws (these “Bylaws”) of Tongli Pharmaceuticals (USA), Inc., a Delaware corporation (formerly known as AIM Smart, Inc., the “Corporation”) are adopted pursuant to Article VIII, Section 4 of the Corporation’s existing Bylaws (the “Original Bylaws”) and are intended to amend, restate and replace, in their entirety, the Original Bylaws effective as of the date first written above.

ARTICLE I
OFFICES

SECTION 1. PRINCIPAL OFFICE.  The principal offices of the Corporation shall be in such location as the Board of Directors of the Corporation (the “Board of Directors”) may determine.

SECTION 2. OTHER OFFICES.  The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II
MEETINGS OF STOCKHOLDERS

SECTION 1. THE ANNUAL MEETING. The annual meeting of stockholders of the Corporation shall be held at such date, time and place as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, subject to any postponement in the Board of Directors’ sole discretion, upon notice of such postponement given in any manner deeded reasonable by the Board of Directors.

SECTION 2. SPECIAL MEETINGS. Special meetings of the stockholders, unless otherwise prescribed by statute, may be called at any time by the Board of Directors or the President and shall be called by the President or Secretary of the Corporation (“Secretary’) at the request in writing of stockholders of record owning at least sixty-six and two-thirds percent (66 2/3%) of the shares of stock of the Corporation outstanding and entitled to vote.

SECTION 3. NOTICE OF MEETINGS. Notice of the place, date and time of the holding of each annual and special meeting of the stockholders and, in the case of a special meeting, the purpose or purposes thereof, shall be given personally or by mail to each stockholder entitled to vote at such meeting, not less than ten nor more than sixty days before the date of such meeting, and, if mailed, shall be directed to such stockholder at his address as it appears on the records of the Corporation, unless he shall have filed with the Secretary a written request that notices to him be mailed to some other address, in which case it shall be directed to him at such other address. Notice of any meeting of stockholders shall not be required to be given to any stockholder who shall attend such meeting in person or by proxy and shall not, at the beginning of such meeting, object to the transaction of any business because the meeting is not lawfully called or convened, or who shall, either before or after the meeting, submit a signed waiver of notice, in person or by proxy. Unless the Board of Directors shall fix, after the adjournment, a new record date for an adjourned meeting, notice of such adjourned meeting need not be given if the time and place to which the meeting shall be adjourned were announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

SECTION 4. PLACE OF MEETINGS. Meetings of the stockholders may be held at such place, within or without the State of Delaware, as the Board of Directors or the officer calling the same shall specify in the notice of such meeting, or in a duly executed waiver of notice hereof.

SECTION 5. QUORUM. At all meetings of the stockholders the holders of a majority of the votes of the shares of stock of the Corporation issued and outstanding and entitled to vote shall be present in person or by proxy to constitute a quorum for the transaction of any business, except as otherwise provided by statute or in the Certificate of Incorporation of the Corporation (as amended, the “Certificate of Incorporation”).  In the absence of a quorum, the holders of a majority of the shares of stock present in person or by proxy and entitled to vote, or if no stockholder entitled to vote is present, then any officer of the Corporation may adjourn the meeting. At any such adjourned meeting at which a quorum may be present, any business may be transacted which might have been transacted at the meeting as originally called.

SECTION 6. ORGANIZATION. At each meeting of the stockholders, the President, or in his absence or inability to act, any person chosen by a majority of those stockholders present, in person or by proxy and entitled to vote, shall act as chairman of the meeting. The Secretary, or in his absence or inability to act, any person appointed by the chairman of the meeting, shall act as secretary of the meeting and keep the minutes thereof.

SECTION 7. ORDER OF BUSINESS. The order of business at all meetings of the stockholders shall be as determined by the chairman of the meeting.

SECTION 8. NOMINATION OF DIRECTORS. Nomination of candidates for election as directors of the Corporation at any meeting of stockholders called for the election of directors, in whole or in part (an “Election Meeting”), must be made by the Board of Directors or by any stockholder entitled to vote at such Election Meeting, in accordance with the following procedures.

Section 8.1. Nominations made by the Board of Directors shall be made at a meeting of the Board of Directors or by written consent of the directors in lieu of a meeting prior to the date of the Election Meeting.  At the request of the Secretary, each proposed nominee nominated by the Board of Directors shall provide the Corporation with such information concerning himself or herself as is required, under the rules of the SEC and any applicable securities exchange, to be included in the Corporation’s proxy statement soliciting proxies for his or her election as a director.

Section 8.2. The exclusive means by which a stockholder may nominate a director shall be by delivery of a notice to the Secretary, not less than sixty (60) days prior to the date of an Election Meeting, setting forth: (a) the name, age, business address and the primary legal residence address of each nominee proposed in such notice, (b) the principal occupation or employment of such nominee, (c) the number of shares of capital stock of the Corporation which are owned directly or indirectly of record and directly or indirectly beneficially owned by the nominee and each of its affiliates (within the meaning of Rule 144), including any shares of the Corporation owned or controlled via derivatives, hedged positions and other economic and voting mechanisms, (d) any material agreements, understandings or relationships, including financial transactions and compensation, between the nominating stockholder and the proposed nominees and (d) such other information concerning each such nominee as would be required, under the rules of the SEC, in a proxy statement soliciting proxies in a contested election of such nominees.  Such notice shall include a signed consent of each such nominee to serve as a director of the Corporation, if elected.  In addition, any stockholder nominee, to be validly nominated, shall submit to the Secretary the questionnaire required pursuant to Section 2.6.3 of these Bylaws.   A stockholder intending to nominate one or more candidates for election as directors must comply with the advance notice bylaw provisions specifically applicable to the nomination of candidates for election as directors for such nomination to be properly brought before the meeting.

Section 8.3 To be eligible to be a director nominee nominated by a stockholder or stockholders for election or reelection as a director of the Corporation, such nominee must deliver (in accordance with the time periods prescribed for delivery of notice under Section 2.6.2 of these Bylaws) to the Secretary at the principal executive offices of the Corporation a written questionnaire (the “Questionnaire”) with respect to the background, qualification and experience of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be in the form approved by the Corporation and provided by the Secretary or such Secretary’s designee) and a written representation and agreement that such person: (a) will abide by the requirements of these Bylaws and the Articles of Incorporation as in effect at the time of their nomination and as validly amended, (b) is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (2) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (c) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, and (d) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation. If, prior to the Election Meeting, there is a change in any information set forth on the Questionnaire, then such director candidate shall promptly notify the Secretary by submitting a revised Questionnaire.

Section 8.4. In the event that a person is validly designated by the Board of Directors as a nominee in accordance with this Section 2.6 and shall thereafter become unable or willing to stand for election to the Board of Directors, the Board of Directors may designate a substitute nominee who meets all applicable standards under these Bylaws.

Section 8.5. If the Chairman of the Election Meeting determines that a nomination was not made in accordance with the foregoing procedures, such nomination shall be void.

SECTION 9. VOTING. Except as otherwise provided by statute, by the Certificate of Incorporation, or by any certificate duly filed in the State of Delaware pursuant to Section 151 of the Delaware General Corporation Law (“DGCL”), each holder of record of shares of stock of the Corporation having voting power shall be entitled at each meeting of the stockholders to one vote for every share of such stock standing in his name on the record of stockholders of the Corporation on the date fixed by the Board of Directors as the record date for the determination of the stockholders who shall be entitled to notice of and to vote at such meeting; or if such record date shall not have been so fixed, then at the close of business on the day next preceding the date on which notice thereof shall be given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; or each stockholder entitled to vote at any meeting of stockholders may authorize another person or persons to act for him by a proxy signed by such stockholder or his attorney-in-fact. Any such proxy shall be delivered to the secretary of such meeting at or prior to the time designated in the order of business for so delivering such proxies. No proxy shall be valid after the expiration of three years from the date thereof, unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the stockholder executing it, except in those cases where an irrevocable proxy is permitted by law. Except as otherwise provided by statute, these Bylaws, or the Certificate of incorporation, any corporate action to be taken by vote of the stockholders shall be authorized by a majority of the total votes, cast at a meeting of stockholders by the holders of shares present in person or represented by proxy and entitled to vote on such action. Unless required by statute, or determined by the chairman of the meeting to be advisable, the vote on any question need not be by written ballot. On a vote by written ballot, each ballot shall be signed by the stockholder voting, or by his proxy, if there be such proxy, and shall state the number of shares voted.

SECTION 10. LIST OF STOCKHOLDERS. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

SECTION 11. ACTION BY WRITTEN CONSENT. Any action which is required to be or may be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, without prior notice to stockholders and without a vote if consents in writing, setting forth the action so taken, shall have been signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or to take such action at a meeting at which all shares entitled to vote thereon were present and voted.

SECTION 12. DURATION AND REVOCATION OF CONSENTS. Consents to corporate action shall be valid for a maximum of sixty (60) days after the date of the earliest dated consent delivered to the Corporation in the manner provided in Section 228(c) of the DGCL.  Consents may be revoked by written notice (i) to the Corporation, (ii) to the stockholder or stockholders (or to the Corporation, as the case may be) soliciting consents or soliciting revocations in opposition to action by consent proposed by the Corporation (the “Soliciting Stockholders”) or the Soliciting Stockholders, as the case may be, or (iii) to a proxy solicitor or other agent designated by the Corporation or the Soliciting Stockholders.

SECTION 13. NOTICE OF ACTION BY CONSENT. The Corporation shall give prompt notice of the taking of corporate action without a meeting by less than unanimous written consent to stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of stockholders to take the Action were delivered to the Corporation in the manner provided in Section 228(c) of the DGCL.

SECTION 14. FIXING RECORD DATE. The Board of Directors may fix in advance a date for any meeting of stockholders (which date shall not be more than sixty (60) nor less than ten (10) days preceding the date of any such meeting of stockholders), a date for payment of any dividend or distribution, a date for the allotment of rights, a date when any change or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining a consent of stockholders (which date shall not precede or be more than ten (10) days after the date the resolution setting such record date is adopted by the Board of Directors), in each case as a record date (the “Record Date”) for the determination of the stockholders entitled to notice of, and to vote at, any such meeting and any adjournment thereof, to receive payment of any such dividend or distribution, to receive any such allotment of rights, to exercise the rights in respect of any such change, conversion or exchange of capital stock, or to give such consent, as the case may be. In any such case such stockholders and only such stockholders as shall be stockholders of record on the Record Date shall be entitled to such notice of and to vote at any such meeting and any adjournment thereof, to receive payment of such dividend or distribution, to receive such allotment of rights, to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such Record Date.

ARTICLE III
BOARD OF DIRECTORS

SECTION 1. GENERAL POWERS. The business and affairs of the Corporation shall be managed by the Board of Directors. The Board of Directors may exercise all such authority and powers of the Corporation and do all such lawful acts and things as are not by statute or the Certificate of Incorporation directed or required to be exercised or done by the stockholders.

SECTION 2. NUMBER, QUALIFICATIONS, ELECTION, AND TERM OF OFFICE.  The number of directors of the Corporation shall be as determined by vote of a majority of the entire Board of Directors.  No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.  All of the directors shall be at least 21 years old.  Directors need not be stockholders of the Corporation.  Except as otherwise provided by statute or these Bylaws, the directors shall be elected at the annual meeting of the stockholders for the election of directors at which a quorum is present, and the persons receiving a plurality of the votes cast at such election shall be elected.  Each director shall hold office until the next annual meeting of the stockholders and until his successor shall have been duly elected and qualified or until his death, or until he shall have resigned, or have been removed, as hereinafter provided in these Bylaws, or as otherwise provided by statute or the Certificate of Incorporation.

SECTION 3. PLACE OF MEETING. Meetings of the Board of Directors may be held at such place, within or without the State of Delaware, as the Board of Directors may from time to time determine or shall be specified in the notice or waiver of notice of such meeting.

SECTION 4. REGULAR MEETINGS. Regular meetings of the Board of Directors shall be held at such time and at such place as the Board of Directors may from time to time determine.  If any day fixed for a regular meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting which would otherwise be held on that day shall be held at the same hour on the next succeeding business day. Notice of regular meetings of the Board of Directors need not be given except as otherwise required by statute or these Bylaws.

SECTION 5. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by (i) the Chairman of the Board, (ii) the President or (iii) by the Secretary on the written request of any two (2) directors.

SECTION 6. NOTICE OF MEETINGS. Notice of each special meeting of the Board of Directors (and of each regular meeting for which notice shall be required) shall be given by the Secretary as hereinafter provided in this Section 6, in which notice shall be stated the time and place of the meeting. Notice of each such meeting shall be delivered to each director either personally or by telephone, facsimile transmission or e-mail communication, at least twenty-four (24) hours before the time at which such meeting is to be held or by first-class mail, postage prepaid, addressed to him at his residence, or usual place of business, at least three days before the day on which such meeting is to beheld.  Notice of any such meeting need not be given to any director who shall, either before or after the meeting, submit a signed waiver of notice or who shall attend such meeting without protesting, prior to or at its commencement, the lack of notice to such director.  Except as otherwise specifically required by these Bylaws, a notice or waiver of notice of any regular or special meeting need not state the purpose of such meeting.

SECTION 8. QUORUM AND MANNER OF ACTING. A majority of the entire Board of Directors shall be present in person at any meeting of the Board of Directors in order to constitute a quorum for the transaction of business at such meeting, and, except as otherwise expressly required by statute or the Certificate of Incorporation, the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum at any meeting of the Board of Directors, a majority of the directors present thereat, or if no director be present, the Secretary may adjourn such meeting to another time and place, or such meeting, unless it be the first meeting of the Board of Directors, need not be held. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called. Except as provided in Article IV of these Bylaws, the directors shall act only as a Board and the individual directors shall have no power as such.

SECTION 9. ORGANIZATION. At each meeting of the Board of Directors, the Chairman of the Board, or, in his absence or inability to act, the President or another director chosen by a majority of the directors present shall act as chairman of the meeting and preside thereat. The Secretary (or, in his absence or inability to act any person appointed by the chairman) shall act as secretary of the meeting and keep the minutes thereof.

SECTION 10. RESIGNATIONS. Any director of the Corporation may resign at any time by giving written notice of his resignation to the Board of Directors or the President or the Secretary. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

SECTION 11. VACANCIES. Vacancies may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced.  If there are no directors in office, then an election of directors may be held in the manner provided by statute.  If, at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole Board (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any stockholder or holders of at least ten percent of the votes of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office. Except as otherwise provided in these Bylaws, when one or more directors shall resign from the Board of Directors, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in this Section in the filling of other vacancies.

SECTION 12. REMOVAL OF DIRECTORS.  A director may be removed from his or her position by the Board of Directors with or without cause.  The stockholders of the Corporation may only remove a member of the Board of Directors for cause, which removal shall only occur at a meeting of the stockholders, duly called, by the affirmative vote of sixty-six and two-thirds percent (66 2/3%) of the stockholders entitled to vote thereat.  For purposes of this Section 12, “cause” shall mean: (i) the director’s conviction or plea of nolo contendere of a serious felony involving (a) moral turpitude or (b) a violation of federal or state securities laws, but excluding any conviction based entirely on vicarious liability, (ii) the director’s commission of any material act of dishonesty resulting or intended to result in material personal gain or enrichment of such director at the expense of the Corporation or any of its subsidiaries and which act, if made the subject of criminal charges, would be reasonably likely to be charged as a felony, or (iii) the director being adjudged legally incompetent by a court of competent jurisdiction.

SECTION 13. COMPENSATION. The Board of Directors shall have authority to fix the compensation, including fees and reimbursement of expenses, of directors for services to the Corporation in any capacity, provided no such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

SECTION 14. ACTION WITHOUT MEETING Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

ARTICLE IV
COMMITTEES OF THE BOARD OF DIRECTORS

SECTION 1. COMMITTEES. The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent permitted by law and to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it.

SECTION 2. COMMITTEE RULES. Unless the Board of Directors otherwise provides, each committee designated by the Board of Directors may make, alter and repeal rules for the conduct of its business. In the absence of such rules each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to Article IV of these Bylaws.

ARTICLE V
OFFICERS

SECTION 1. NUMBER AND QUALIFICATIONS. The officers of the Corporation shall include the President, Secretary, Treasurer and any officers of any type or designation as may be determined and appointed by the Board of Directors from time to time.  Any two or more offices may be held by the same person. Such officers shall be elected from time to time by the Board of Directors, each to hold office until the meeting of the Board of Directors following the next annual meeting of the stockholders, or until his successor shall have been duly elected and shall have qualified, or until his death, or until he shall have resigned, or have been removed, as hereinafter provided in these Bylaws.  The Board of Directors may from time to time appoint such other officers (including, but not limited to, one or more Vice Presidents, Assistant Vice Presidents, Assistant Secretaries, and Assistant Treasurers), and such agents, as may be necessary or desirable for the business of the Corporation. Such other officers and agents shall have such duties and shall hold their offices for such terms as may be prescribed by the Board of Directors.

SECTION 2. RESIGNATIONS. Any officer of the Corporation may resign at any time by giving written notice of his resignation to the Board of Directors, the President or the Secretary. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

SECTION 3. REMOVAL.  Any officer or agent of the Corporation may be removed, either with or without cause, at any time, by the vote of the majority of the entire Board of Directors at any meeting of the Board of Directors.  Such removal shall be without prejudice to the contractual rights, if any, of the person so removed.

SECTION 4. VACANCIES. A vacancy in any office, whether arising from death, resignation, removal or any other cause, may be filled for the unexpired portion of the term of the office which shall be vacant, in the manner prescribed in these Bylaws for the regular election or appointment of such office.

SECTION 5. COMPENSATION. The compensation of the officers of the Corporation for their services as such officers shall be fixed from time to time by the Board of Directors; provided, however, that the Board of Directors may delegate to the President the power to fix the compensation of officers and agents appointed by the President. An officer of the Corporation shall not be prevented from receiving compensation by reason of the fact that he is also a director of the Corporation.

SECTION 6. PRESIDENT. The President shall be the Chief Executive Officer of the Corporation and shall have the general and active management of the business of the Corporation and general and active supervision and direction over the other officers, agents and employees and shall see that their duties are properly performed. He shall, if present, preside at each meeting of the stockholders and of the Board of Directors and shall be an ex-officio member of all committees of the Board of Directors. He shall perform all duties incident to the office of President and Chief Executive Officer and such other duties as may from time to time be assigned to him by the Board of Directors.

SECTION 7. SECRETARY. The Secretary shall:

(a) Keep or cause to be kept in one or more books provided for that purpose, the minutes of the meetings of the Board of Directors, the committees of the Board of Directors and the stockholders;

(b) See that all notices are duly given in accordance with the provisions of these Bylaws and as required by law;

(c) Be custodian of the records and the seal of the Corporation and affix and attest the seal to all stock certificates of the Corporation (unless the seal of the Corporation on such certificates shall be a facsimile, as hereinafter provided) and affix and attest the seal to all other documents to be executed on behalf of the Corporation under its seal;

(d) See that the books, reports, statements, certificates and other documents and records required by law to be kept and filed are properly kept and filed; and

(e) In general, perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Board of Directors or the President.

SECTION 8. TREASURER. The Treasurer shall be the chief financial officer of the Corporation and shall exercise general supervision over the receipt, custody, and disbursements of corporate funds. The Treasurer shall sign, make and indorse in the name of the corporation, all checks, drafts, warrants and orders for the payment of money, and pay out and dispose of same and receipts for such, and, in general, perform all the duties incident to the office of Treasurer. He shall have such further powers and duties as may be conferred upon him from time to time by the President or the Board of Directors.

ARTICLE VI
STOCK

SECTION 1. CERTIFICATES. Every holder of stock shall be entitled to have a certificate signed by or in the name of the Corporation by the Chairman of the Board of Directors, if any, or the President, and by the Secretary or an Assistant Secretary, of the Corporation, certifying the number of shares owned by him in the Corporation.  Any of or all the signatures on the certificate may be a facsimile.  In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of issue.

SECTION 2. LOST, STOLEN OR DESTROYED STOCK CERTIFICATES; ISSUANCE OF NEW CERTIFICATES. The Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

SECTION 3. TRANSFERS. In the case of shares of stock represented by a certificate, upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.  Transfers of shares shall be made only on the books of the Corporation by the registered holder thereof, or by his or her attorney thereunto authorized by power of attorney and filed with the Secretary and the Corporation’s transfer agent, if any.

SECTION 4. REGISTERED STOCKHOLDERS. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

SECTION 5. UNCERTIFICATED SHARES.  The Board of Directors may approve the issuance of uncertificated shares of some or all of the shares of any or all of its classes or series of capital stock.

ARTICLE VII
DIVIDENDS

SECTION 1. DECLARATION.  Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law.  Dividends may be paid in cash, in property or in shares of capital stock, subject to the provisions of the Articles of Incorporation.

SECTION 2. RESERVE.  Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Board of Directors shall think conducive to the interests of the Corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

ARTICLE VIII
MISCELLANEOUS

SECTION 1. FISCAL YEAR. The fiscal year of the Corporation shall be such fiscal year as may be designated by the Board of Directors.

SECTION 2. WAIVER OF NOTICE OF MEETINGS OF STOCKHOLDERS, DIRECTORS AND COMMITTEES. Any written waiver of notice, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice.

SECTION 3. FORM OF RECORDS. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or be in the form of, punch cards, magnetic tape, photographs, microphotographs, or any other information storage device, provided that the records so kept can be converted into clearly legible form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect the same.

SECTION 4. AMENDMENTS. The stockholders of the Corporation may alter, amend, repeal or the remove any Bylaw only by the affirmative vote of sixty-six and two-thirds percent (66 2/3%) of the stockholders entitled to vote at a meeting of the stockholders, duly called; provided, however, that no such change to any Bylaw shall alter, modify, waive, abrogate or diminish the Corporation’s obligation to provide the indemnification provided for in the Certificate of Incorporation or applicable law.  In addition, subject to the laws of the State of Delaware, the Board of Directors may, by majority vote of those present at any meeting at which a quorum is present, alter, amend or repeal these Bylaws, or enact such other Bylaws as in their judgment may be advisable for the regulation of the conduct of the affairs of the Corporation.

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